UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2009

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On August 12, 2009, John Quinn, the Senior Vice President, Chief Financial Officer and Treasurer of Casella Waste Systems, Inc. (the “Company”) tendered his resignation to the Company.  Mr. Quinn’s decision to resign was based on his acceptance of the position of Executive Vice President and Chief Financial Officer beginning in the fourth quarter of 2009 with LKQ Corporation, the largest nationwide provider of alternative replacement parts to repair automobiles and trucks.  Pursuant to the terms of Mr. Quinn’s employment agreement with the Company (the “Employment Agreement”), Mr. Quinn’s resignation will be effective on September 25, 2009 (the “Effective Date”).  Mr. Quinn will continue to serve as an employee of the Company and as its principal financial officer through the Effective Date.

A copy of the Company’s press release announcing Mr. Quinn’s resignation is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: August 17, 2009	By:	/s/ John Casella
John Casella
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Casella Waste Systems, Inc. dated August 17, 2009